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EXHIBIT 23(b)
CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP

   We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 for certain modified guaranteed annuity contracts issued by Protective Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ SUTHERLAND ASBILL & BRENNAN LLP SUTHERLAND ASBILL & BRENNAN LLP

WASHINGTON, D.C.
APRIL 4, 2000

[Letterhead of Sutherland Asbill & Brennan LLP]

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EXHIBIT 23(b) CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP